Exhibit 99.1

Contact:	Jacqualyn A. Fouse, PhD	Patrick E. Flanigan III
	EVP, Chief Financial Officer	VP, Investor Relations
	Celgene Corporation	Celgene Corporation
	(908) 673-9956	(908) 673-9969

CELGENE PRICES $1.5 BILLION OF SENIOR UNSECURED NOTES

SUMMIT, NJ – (August 2, 2013) – Celgene Corporation (NASDAQ: CELG) today announced the successful pricing of three series of senior unsecured notes for an aggregate principal amount of $1,500 million. Of these notes, $400 million will mature in 2018 and will bear interest at an annual rate of 2.300%; $700 million will mature in 2023 and will bear interest at an annual rate of 4.000% and $400 million will mature in 2043 and will bear interest at an annual rate of 5.250%. The 2.300% notes due 2018, the 4.000% notes due 2023 and the 5.250% notes due in 2043 were priced to yield 2.344%, 4.067% and 5.307%, respectively.

Celgene expects to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, further development of Celgene’s clinical and pre-clinical programs, capital expenditures, general corporate development activities, meeting working capital needs, share repurchases of Celgene’s common stock and repayment of some or all of Celgene’s outstanding commercial paper. The offering is expected to close on August 6, 2013.

Barclays, Citigroup, Deutsche Bank Securities and J.P. Morgan are acting as joint book-running managers, and HSBC Securities is acting as a co-manager. A copy of the prospectus supplement and the accompanying base prospectus, which is filed as part of Celgene’s effective shelf registration statement on Form S-3 (File No. 333-169731), may be obtained from any of the joint book-running managers by calling Barclays at 1-888-603-5847, Citigroup at 1-800-831-9146, Deutsche Bank Securities at 1-800-503-4611 and J.P. Morgan collect at 1-212-834-4533, or from the co-manager by calling HSBC Securities at 1-866-811-8049.

An electronic copy of the prospectus supplement and the accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

The notes are being offered pursuant to an effective registration statement on Form S-3 (File No. 333-169731) that Celgene previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes described herein, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction. The offering of the notes will be made only by means of a prospectus supplement and the accompanying base prospectus.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

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